Exhibit 20.6
Page 1 of 3
                    Navistar Financial 1998 - A Owner Trust
                         For the Month of March, 1999
                      Distribution Date of April 15, 1999
                           Servicer Certificate #11

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $366,924,379.42
Beginning Pool Factor                                         0.732582314

Principal and Interest Collections:
     Principal Collected                                   $14,767,847.91
     Interest Collected                                     $2,885,197.48

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $562,437.46
Total Additional Deposits                                     $562,437.46

Repos / Chargeoffs                                            $896,231.60
Aggregate Number of Notes Charged Off                                 125

Total Available Funds                                      $17,437,711.95

Ending Pool Balance                                       $352,038,070.81
Ending Pool Factor                                              0.7028611

Servicing Fee                                                 $305,770.32

Repayment of Servicer Advances                                $777,770.90

Reserve Account:
     Beginning Balance  (see Memo Item)                    $19,755,723.80
     Target Percentage                                               5.25%
     Target Balance                                        $18,481,998.72
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,273,725.08)
     Ending Balance                                        $18,481,998.72

Current Weighted Average APR:                                       9.421%
Current Weighted Average Remaining Term (months):                   41.17

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,934,628.25     1,695
                                31 - 60 days            $474,146.20       384
                                60+  days               $194,958.77        87

     Total:                                           $2,603,733.22     1,706

     Balances:                  60+  days             $3,161,077.32        87

Memo Item - Reserve Account
     Prior Month                                     $19,263,529.92
+    Invest. Income                                      $64,548.87
+    Excess Serv.                                       $427,645.01
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $19,755,723.80

Exhibit 20.6
Page 2 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of March 1999

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $366,924,379.42
Ending Pool Balance                            $352,038,070.81

Collected Principal                             $13,990,077.01
Collected Interest                               $2,885,197.48
Charge - Offs                                      $896,231.60
Liquidation Proceeds / Recoveries                  $562,437.46
Servicing                                          $305,770.32
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $17,131,941.63

Beginning Balance                              $366,924,379.42     $354,081,909.05     $12,842,470.37

Interest Due                                     $1,817,988.01       $1,752,705.45         $65,282.56
Interest Paid                                    $1,817,988.01       $1,752,705.45         $65,282.56
Principal Due                                   $14,886,308.61      $14,365,287.81        $521,020.80
Principal Paid                                  $14,886,308.61      $14,365,287.81        $521,020.80

Ending Balance                                 $352,038,070.81     $339,716,621.24     $12,321,449.57
Note / Certificate Pool Factor                                              0.7029             0.7029
   (Ending Balance / Original Pool Amount)
Total Distributions                             $16,704,296.62      $16,117,993.26        $586,303.36

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $427,645.01
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $19,755,723.80
(Release) / Draw                                ($1,273,725.08)
Ending Reserve Acct Balance                     $18,481,998.72

Exhibit 20.6
Page 3 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of March 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                     4                    3                    2                   1
                                 Nov-98                Dec-98               Jan-99               Feb-99              Mar-99
Beginning Pool Balance       $416,392,846.87      $405,277,347.39       $392,783,974.90      $380,249,600.66     $366,924,379.42

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $363,730.65          $812,876.15           $492,708.04          $935,183.83         $896,231.60
    Recoveries                   $730,241.38          $344,118.82           $530,279.31          $768,379.98         $562,437.46

Total Charged Off (Months 5, 4, 3)                  $1,669,314.84
Total Recoveries (Months 3, 2, 1)                   $1,861,096.75
Net Loss / (Recoveries) for 3 Mos                    ($191,781.91(a)

Total Balance (Months 5, 4, 3)                  $1,214,454,169.16(b)

Loss Ratio Annualized  [(a/b) * (12)]                   -0.18950%

Trigger:  Is Ratio > 1.5%                                      No
                                                                            Jan-99               Feb-99              Mar-99

B)   Delinquency Trigger:                                                 $4,235,335.14        $3,189,162.45       $3,161,077.32
     Balance delinquency 60+ days                                              1.07829%             0.83870%            0.86151%
     As % of Beginning Pool Balance                                            0.93397%             0.92069%            0.92616%
     Three Month Average

Trigger:  Is Average > 2.0%                                    No

C)   Noteholders Percent Trigger:                        3.69002%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer